Exhibit 23.2


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of LoJack Corporation on Form S-8 of our reports dated March 6, 2002 (which reports express an unqualified opinion and include an explanatory paragraph relating to a change in accounting for international license fees in the year ended February 28, 2001), appearing in and incorporated by reference in the Annual Report on Form 10-K of LoJack Corporation for the ten months ended December 31, 2001.

/s/ Deloitte & Touche LLP

Boston, Massachusetts
April 24, 2002